EXHIBIT 23.1b


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Red Rock Community Bank
Las Vegas, Nevada

We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 31, 2003 relating to the financial statements of Red Rock Community Bank which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ BDO SEIDMAN, LLP


Los Angeles, California
June 25, 2003